Exhibit 99.1

BIMINI CAPITAL MANAGEMENT ANNOUNCES SECOND QUARTER 2013 RESULTS

VERO BEACH, Fla. (August 5, 2013) – Bimini Capital Management, Inc. (OTCBB:BMNM), a real estate investment trust ("REIT"), today announced results of operations for the three-month period ended June 30, 2013. Discussions related to the “Company” refer to the consolidated entity, including Bimini Capital, our wholly-owned subsidiaries, and our consolidated VIE.  References to “Bimini Capital,” the “parent”, and the “registrant” refer to Bimini Capital Management, Inc. as a separate entity.

Second Quarter 2013 Highlights

•	Net income of $0.2 million attributed to Bimini Capital, or $0.02 per common share, inclusive of $2.8 million of other income.
•	Book value per share of $0.12
•	MBS portfolio remains 100% invested in agency MBS
•	Company to discuss results on Wednesday, August 7, 2013, at 10:00 AM ET

Orchid Island Capital

On February 20, 2013, Orchid Island Capital, Inc. (“Orchid”) completed its initial public offering (“IPO”), selling 2,360,000 shares of its common stock for proceeds of $35.4 million.  Subsequent to Orchid’s IPO and as of June 30, 2013, management has concluded Orchid is a variable interest entity (“VIE”) because Orchid’s equity holders lack the ability through voting rights to make decisions about the activities that have a significant effect on the success of Orchid.  Management has also concluded that Bimini Capital is the primary beneficiary of Orchid because, under the management agreement between Bimini Advisors, LLC (“Bimini Advisors”), a wholly owned subsidiary of Bimini, and Orchid, Bimini Capital has the power to direct the activities of Orchid that most significantly impact its economic performance.  As a result, subsequent to Orchid’s IPO and through June 30, 2013, the Company has continued to consolidate Orchid in its Consolidated Financial Statements even though, as of June 30, 2013, Bimini owns 29.38% of the outstanding common shares of Orchid.

The noncontrolling interests reported in the Company’s Consolidated Financial Statements represent the portion of equity ownership in Orchid held by stockholders other than Bimini Capital.  Noncontrolling interests is presented in the equity section of the 2013 balance sheet, separate from equity attributed to Bimini Capital.  Net income of Orchid is allocated between the noncontrolling interests and to Bimini Capital in proportion to their relative ownership interests in Orchid.

The consolidation of Orchid’s assets and liabilities with those of Bimini Capital and its wholly owned subsidiaries gives the appearance of a much larger organization. However, the assets recognized as a result of consolidating Orchid do not represent additional assets that could be used to satisfy claims against Bimini Capital’s assets, nor do they represent amounts that are available to be distributed to Bimini Capital’s stockholders. Conversely, liabilities recognized as a result of consolidating Orchid do not represent additional claims on Bimini Capital’s assets; rather, they represent claims against the assets of Orchid.  In addition to the presentation of the Company’s consolidated portfolio activities, we have also provided additional discussion related to the portfolio activities of Bimini Capital on its own.  We believe that this “parent-only” information along with the consolidated presentation provides useful information to the shareholders of Bimini Capital.

-MORE-

Details of Second Quarter 2013 Results of Operations

Selected unaudited consolidated and parent-only results for the three month period ended June 30, 2013 are presented in the table below.

(in thousands)
	Consolidated	Parent-Only
Net income	$201	$201
Net portfolio interest income (loss)	1,870	(236)
Net loss on mortgage-backed securities	(11,347)	(1,294)
Audit, legal and other professional fees	366	200
Compensation and related benefits	422	398
Other operating, general and administrative expenses	500	333
Proceeds from sales of Mortgage-backed securities	146,525	11,262
Other income related to reversal of reserve for loan losses	3,037	-
Fair value adjustments on retained interests in securitizations	(230)	-

Capital Allocation and Return on Invested Capital

The Company allocates capital to two MBS sub-portfolios, the pass-through MBS portfolio (“PT MBS”) and the structured MBS portfolio, consisting of interest only (“IO”) and inverse interest-only (“IIO”) securities.  The PT MBS sub-portfolio is encumbered under repurchase agreement funding, while the structured MBS sub-portfolio generally is not.  As a result of being encumbered, the PT MBS sub-portfolio requires the Company to maintain cash balances to meet price and/or prepayment related margin calls from lenders.

The tables below detail the changes to the respective sub-portfolios during the quarter for both the consolidated Company and the parent-only.

Portfolio Activity for the Quarter (Consolidated)
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market Value - March 31, 2013	$377,652,085	$23,241,013	$3,404,303	$26,645,316	$404,297,401
Securities Purchased	139,704,893	5,527,238	-	5,527,238	145,232,131
Securities Sold	(138,374,083)	(8,150,472)	-	(8,150,472)	(146,524,555)
(Loss) gain on Sale	(1,516,680)	582,740	-	582,740	(933,940)
Return on Investment	n/a	(1,921,470)	(700,191)	(2,621,661)	(2,621,661)
Pay-downs	(8,476,596)	n/a	n/a	n/a	(8,476,596)
Premium Lost Due to Pay-downs	(467,781)	n/a	n/a	n/a	(467,781)
Mark to Market Gains (Losses)	(12,450,836)	2,627,455	(121,810)	2,505,645	(9,945,191)
Market Value - June 30, 2013	$356,071,002	$21,906,504	$2,582,302	$24,488,806	$380,559,808

-MORE-

Portfolio Activity for the Quarter (Parent-Only)
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market Value - March 31, 2013	$40,873,697	$2,100,237	$1,063,195	$3,163,432	$44,037,129
Securities Purchased	12,259,435	-	-	-	12,259,435
Securities Sold	(11,261,876)	-	-	-	(11,261,876)
Loss on Sale	(10,486)	-	-	-	(10,486)
Return on Investment	n/a	(405,336)	(270,266)	(675,602)	(675,602)
Pay-downs	(1,653,355)	n/a	n/a	n/a	(1,653,355)
Premium Lost Due to Pay-downs	(99,481)	n/a	n/a	n/a	(99,481)
Mark to Market Gains (Losses)	(1,212,457)	110,468	(81,880)	28,588	(1,183,869)
Market Value - June 30, 2013	$38,895,477	$1,805,369	$711,049	$2,516,418	$41,411,895

The tables below present the allocation of capital between the respective portfolios at June 30, 2013 and March 31, 2013, and the return on invested capital for each sub-portfolio for the three-month period ended June 30, 2013.   Capital Allocation is defined as the sum of the market value of securities held, less associated repurchase agreement borrowings, plus cash and cash equivalents and restricted cash associated with repurchase agreements. Capital allocated to non-portfolio assets is not included in the calculation.

On a consolidated basis, the return on invested capital in the PT MBS and structured MBS portfolios was approximately (17.6)% and 10.4%, respectively, for the quarter.  The combined portfolio generated a return on invested capital of approximately (4.3)%.

For parent-only, the return on invested capital in the PT MBS and structured MBS portfolios was approximately (27.4)% and (6.7)%, respectively, for the quarter.  The combined portfolio generated a return on invested capital of approximately (18.2)%.

Capital Allocation (Consolidated)
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
June 30, 2013
Market Value	$356,071,002	$21,906,504	$2,582,302	$24,488,806	$380,559,808
Cash equivalents and restricted cash*	17,832,764	-	-	-	17,832,764
Repurchase Agreement Obligations	(346,197,338)	-	-	-	(346,197,338)
Total	27,706,428	$21,906,504	$2,582,302	$24,488,806	$52,195,234
% of Total	53.1%	42.0%	4.9%	46.9%	100.0%
March 31, 2013
Market Value	$377,652,085	$23,241,013	$3,404,303	$26,645,316	$404,297,401
Cash equivalents and restricted cash*	6,778,399	-	-	-	6,778,399
Repurchase Agreement Obligations	(355,230,870)	-	-	-	(355,230,870)
Total	29,199,614	$23,241,013	$3,404,303	$26,645,316	$55,844,930
% of Total	52.3%	41.6%	6.1%	47.7%	100.0%

*Amount excludes restricted cash of $127,280 and $105,331 at June 30, 2013 and March 31, 2013, respectively, related to trust preferred debt funding hedges.

-MORE-

Capital Allocation (Parent-Only)
		Structured Security Portfolio
	Pass-Through	Interest Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
June 30, 2013
Market Value	$38,895,477	$1,805,369	$711,049	$2,516,418	$41,411,895
Cash equivalents and restricted cash*	2,577,714	-	-	-	2,577,714
Repurchase Agreement Obligations	(37,462,000)	-	-	-	(37,462,000)
Total	4,011,191	$1,805,369	$711,049	$2,516,418	$6,527,609
% of Total	61.4%	27.7%	10.9%	38.6%	100.0%
March 31, 2013
Market Value	$40,873,697	$2,100,237	$1,063,195	$3,163,432	$44,037,129
Cash equivalents and restricted cash*	1,857,348	-	-	-	1,857,348
Repurchase Agreement Obligations	(38,785,000)	-	-	-	(38,785,000)
Total	3,946,045	$2,100,237	$1,063,195	$3,163,432	$7,109,477
% of Total	55.5%	29.5%	15.0%	44.5%	100.0%

*Amount excludes restricted cash of $127,280 and $105,331 at June 30, 2013 and March 31, 2013, respectively, related to trust preferred debt funding hedges.

Returns for the Quarter (Consolidated)
Income / (loss) (net of repo cost)	$2,443,695	$(173,225)	$(151,972)	$(325,197)	$2,118,498
Realized and unrealized gains / (losses)	(14,435,297)	3,210,195	(121,810)	3,088,385	(11,346,912)
Hedge gains**	6,841,275	n/a	n/a	n/a	6,841,275
	$(5,150,327)	$3,036,970	$(273,782)	$2,763,188	$(2,387,139)
Return on Invested Capital for the Quarter	(17.6)%	13.1%	(8.0)%	10.4%	(4.3)%

Returns for the Quarter (Parent-Only)
Income (loss) (net of repo cost)	$251,313	$(156,015)	$(83,584)	$(239,599)	$11,714
Realized and unrealized gains (losses)	(1,322,424)	110,468	(81,880)	28,588	(1,293,836)
Hedge losses**	(10,313)	n/a	n/a	n/a	(10,313)
	$(1,081,424)	$(45,547)	$(165,464)	$(211,011)	$(1,292,435)
Return on Invested Capital for the Quarter	(27.4)%	(2.2)%	(15.6)%	(6.7)%	(18.2)%

** Excludes gains of approximately $230,000 associated with trust preferred funding hedges.

-MORE-

Prepayments

For the quarter, the Company received approximately $11.1 million in scheduled and unscheduled principal repayments and prepayments, which equated to a constant prepayment rate (“CPR”) of approximately 19.5% for the second quarter of 2013.  The parent received approximately $2.3 million in scheduled and unscheduled principal repayments and prepayments, which equated to a CPR of approximately 31.6% for the second quarter of 2013.  Prepayment rates on the two MBS sub-portfolios were as follows (in CPR):

	Consolidated			Parent-Only
	PT	Structured		PT	Structured
	MBS Sub-	MBS Sub-	Total	MBS Sub-	MBS Sub-	Total
Three Months Ended,	Portfolio	Portfolio	Portfolio	Portfolio	Portfolio	Portfolio
June 30, 2013	7.2	33.0	19.5	12.2	39.7	31.6
March 31, 2013	12.7	32.6	23.9	20.6	32.3	28.8
December 31, 2012	5.0	36.8	28.0	7.7	34.3	28.0
September 30, 2012	8.8	34.9	26.7	15.0	32.3	28.1
June 30, 2012	1.1	36.4	34.7	2.0	33.7	32.4
March 31, 2012	6.5	28.9	23.0	5.0	27.6	25.4

Portfolio (Consolidated)

The following tables summarize the consolidated MBS portfolio as of June 30, 2013 and December 31, 2012:

(in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted	Weighted
		of	Weighted	Maturity		Coupon	Average	Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime	Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap	Cap
June 30, 2013
Adjustable Rate MBS	$6,210	1.6%	4.24%	251	1-Sep-35	0.57	10.05%	2.00%
Fixed Rate MBS	233,243	61.3%	3.35%	292	1-May-43	NA	NA	NA
Hybrid Adjustable Rate MBS	116,618	30.6%	2.65%	353	1-Apr-43	112.49	7.65%	1.99%
Total Mortgage-backed Pass-through	356,071	93.5%	3.14%	311	1-May-43	106.83	7.77%	1.99%
Interest-Only Securities	21,907	5.8%	3.93%	236	25-May-43	NA	NA	NA
Inverse Interest-Only Securities	2,582	0.7%	6.08%	303	25-Nov-40	NA	6.27%	NA
Total Structured MBS	24,489	6.5%	4.16%	243	25-May-43	NA	NA	NA
Total Mortgage Assets	$380,560	100.0%	3.20%	307	25-May-43	NA	NA	NA
December 31, 2012
Adjustable Rate MBS	$20,857	12.4%	3.27%	267	1-Sep-35	5.91	9.73%	2.00%
Fixed Rate MBS	49,846	29.6%	3.21%	180	1-Dec-40	NA	NA	NA
Hybrid Adjustable Rate MBS	87,693	52.2%	2.75%	356	1-Nov-42	99.58	7.75%	1.98%
Total Mortgage-backed Pass-through	158,396	94.2%	2.96%	289	1-Nov-42	81.58	8.13%	1.98%
Interest-Only Securities	5,244	3.1%	3.79%	213	25-Dec-39	NA	NA	NA
Inverse Interest-Only Securities	4,515	2.7%	6.10%	301	25-Nov-40	NA	6.31%	NA
Total Structured MBS	9,759	5.8%	4.86%	254	25-Nov-40	NA	NA	NA
Total Mortgage Assets	$168,155	100.0%	3.07%	287	1-Nov-42	NA	NA	NA

(in thousands)
	June 30, 2013		December 31, 2012
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$226,718	59.57%	$163,116	97.00%
Freddie Mac	128,364	33.73%	3,396	2.02%
Ginnie Mae	25,478	6.69%	1,643	0.98%
Total Portfolio	$380,560	100.00%	$168,155	100.00%

Entire Portfolio	June 30, 2013	December 31, 2012
Weighted Average Pass Through Purchase Price	$105.09	$105.74
Weighted Average Structured Purchase Price	$7.38	$6.00
Weighted Average Pass Through Current Price	$101.59	$105.89
Weighted Average Structured Current Price	$10.86	$5.84
Effective Duration (1)	4.347	0.703

(1) Effective duration of  4.347 indicates that an interest rate increase of 1.0% would be expected to cause a 4.347% decrease in the value of the MBS in the Company’s investment portfolio at June 30, 2013.  An effective duration of  0.703 indicates that an interest rate increase of 1.0% would be expected to cause a 0.703% decrease in the value of the MBS in the Company’s investment portfolio at December 31, 2012. These figures include the structured securities in the portfolio but not the effect of the Company’s funding cost hedges.

Portfolio (Parent-Only)

The following tables summarize the parent-only MBS portfolio as of June 30, 2013 and December 31, 2012:

(in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted	Weighted
		of	Weighted	Maturity		Coupon	Average	Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime	Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap	Cap
June 30, 2013
Fixed Rate MBS	$23,533	56.8%	3.34%	220	1-May-43	NA	NA	NA
Hybrid Adjustable Rate MBS	15,363	37.1%	2.94%	350	1-Sep-42	107.24	7.92%	1.96%
Total Mortgage-backed Pass-through	38,896	93.9%	3.18%	271	1-May-43	107.24	7.92%	1.96%
Interest-Only Securities	1,805	4.4%	3.92%	289	25-Dec-39	NA	NA	NA
Inverse Interest-Only Securities	711	1.7%	5.89%	303	25-Nov-40	NA	6.08%	NA
Total Structured MBS	2,516	6.1%	4.48%	293	25-Nov-40	NA	NA	NA
Total Mortgage Assets	$41,412	100.0%	3.26%	273	1-May-43	NA	NA	NA

-MORE-

December 31, 2012
Adjustable Rate MBS	$14,326	27.1%	2.86%	271	1-Aug-35	7.03	9.59%	2.00%
Fixed Rate MBS	6,258	11.9%	3.00%	171	1-Apr-27	NA	NA	NA
Hybrid Adjustable Rate MBS	28,208	53.4%	2.86%	354	1-Sep-42	97.62	7.86%	1.94%
Total Mortgage-backed Pass-through	48,792	92.5%	2.88%	306	1-Sep-42	67.11	8.44%	1.96%
Interest-Only Securities	2,360	4.5%	4.11%	290	25-Dec-39	NA	NA	NA
Inverse Interest-Only Securities	1,623	3.1%	6.06%	287	25-Nov-40	NA	6.27%	NA
Total Structured MBS	3,983	7.5%	4.91%	288	25-Nov-40	NA	NA	NA
Total Mortgage Assets	$52,775	100.0%	3.03%	305	1-Sep-42	NA	NA	NA

(in thousands)
	June 30, 2013		December 31, 2012
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$28,117	67.90%	$49,882	94.52%
Freddie Mac	12,619	30.47%	1,251	2.37%
Ginnie Mae	676	1.63%	1,642	3.11%
Total Portfolio	$41,412	100.00%	$52,775	100.0%

Entire Portfolio	June 30, 2013	December 31, 2012
Weighted Average Pass Through Purchase Price	$105.93	$105.91
Weighted Average Structured Purchase Price	$4.19	$4.59
Weighted Average Pass Through Current Price	$102.69	$106.07
Weighted Average Structured Current Price	$3.99	$4.26
Effective Duration (1)	2.460	(0.404)

(1) Effective duration of 2.460 indicates that an interest rate increase of 1.0% would be expected to cause a 2.460% decrease in the value of the MBS in the Parent’s investment portfolio at June 30, 2013.  An effective duration of (0.404) indicates that an interest rate increase of 1.0% would be expected to cause a 0.404% increase in the value of the MBS in the Parent’s investment portfolio at December 31, 2012. These figures include the structured securities in the portfolio but not the effect of the Parent’s funding cost hedges.

Financing, Leverage and Liquidity

As of June 30, 2013, the Company had outstanding repurchase obligations of approximately $346.2 million with a net weighted average borrowing rate of 0.39%.  These agreements were collateralized by MBS with a fair value, including accrued interest, of approximately $357.2 million.  The Company’s leverage ratio at June 30, 2013 was 10.9 to 1. At June 30, 2013, the Company’s liquidity was approximately $33.0 million, consisting of unpledged MBS and cash and cash equivalents.

As of June 30, 2013, the Parent had outstanding repurchase obligations of approximately $37.5 million with a net weighted average borrowing rate of 0.40%.  These agreements were collateralized by MBS with a fair value, including accrued interest, of approximately $39.0 million.  At June 30, 2013, the Parent’s liquidity was approximately $4.8 million, consisting of unpledged MBS and cash and cash equivalents.

-MORE-

Below is a listing of outstanding borrowings under repurchase obligations at June 30, 2013.

(in thousands)
Repurchase Agreement Obligations (Consolidated)
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	in Days
Citigroup Global Markets, Inc.	$114,132	33.0%	0.39%	$6,259	28
CRT Capital Group, LLC	61,938	17.9%	0.38%	3,695	23
South Street Securities, LLC	44,414	12.8%	0.39%	2,040	14
The PrinceRidge Group, LLC	42,993	12.4%	0.40%	1,750	22
Suntrust Robinson Humphrey, Inc.	39,784	11.5%	0.36%	1,770	15
Mizuho Securities USA, Inc.	14,989	4.3%	0.39%	485	37
Cantor Fitzgerald & Co.	14,527	4.2%	0.38%	823	8
Pierpont Securities, LLC	8,454	2.4%	0.40%	479	23
KGS - Alpha Capital Markets, L.P.	4,966	1.5%	0.38%	267	1
	$346,197	100.0%	0.39%	$17,568	22

(in thousands)
Repurchase Agreement Obligations (Parent-Only)
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	in Days
The PrinceRidge Group, LLC	$14,918	39.8%	0.41%	$480	17
Suntrust Robinson Humphrey, Inc.	13,818	36.9%	0.38%	826	19
Pierpont Securities, LLC	5,765	15.4%	0.40%	322	24
South Street Securities, LLC	2,961	7.9%	0.40%	152	24

	$37,462	100.0%	0.40%	$1,780	19

(1)
Equal to the fair value of securities sold plus accrued interest receivable and the cash posted by the Company as collateral, minus the sum of repurchase agreement liabilities and accrued interest payable.

-MORE-

Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of its interest rate risk by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under GAAP, and as such all gains or losses on these instruments are reflected in earnings for all periods presented.  The tables below present information related to outstanding Eurodollar futures positions at June 30, 2013.

(in thousands)
Eurodollar Futures Positions (Consolidated)
	Repurchase Agreement Funding Hedges			Junior Subordinated Debt Funding Hedges
	Weighted	Average		Weighted	Average
	Average	Contract		Average	Contract
	LIBOR	Notional	Open	LIBOR	Notional	Open
Expiration Year	Rate	Amount	Equity(1)	Rate	Amount	Equity(1)
2013	0.34%	$280,000	$(227)	0.34%	$21,000	$(178)
2014	0.54%	250,000	173	0.54%	26,000	(377)
2015	1.15%	250,000	890	1.15%	26,000	(87)
2016	2.15%	250,000	1,989	2.02%	26,000	64
2017	3.00%	250,000	2,219	-	-	-
2018	3.54%	250,000	1,128	-	-	-
	1.82%		$5,044	1.06%		$(578)

(in thousands)
Eurodollar Futures Positions (Parent-Only)
	Repurchase Agreement Funding Hedges			Junior Subordinated Debt Funding Hedges
	Weighted	Average		Weighted	Average
	Average	Contract		Average	Contract
	LIBOR	Notional	Open	LIBOR	Notional	Open
Expiration Year	Rate	Amount	Equity(1)	Rate	Amount	Equity(1)
2013	0.34%	$30,000	$(220)	0.34%	$21,000	$(178)
2014	-	-	-	0.54%	26,000	(377)
2015	-	-	-	1.15%	26,000	(87)
2016	-	-	-	2.02%	26,000	64
	0.34%		$(220)	1.06%		$(578)

(1)	Open equity represents the cumulative gains (losses) recorded on open futures positions.

Dividends

During the three months ended June 30, 2013, the Company made no dividend distributions.  All distributions are made at the discretion of the Company’s Board of Directors and will depend on the Company’s results of operations, financial conditions, maintenance of REIT status, availability of net operating losses and other factors that may be deemed relevant.  In August 2011, the Company announced that it would suspend its quarterly dividend and no distributions have been made since.  The Company continues to evaluate its dividend payment policy.   However, as more fully described below, due to net operating losses incurred in prior periods, the Company is unlikely to declare and pay dividends to stockholders until such net operating losses have been consumed.

-MORE-

REIT Taxable Income and Net Operating Losses

REIT taxable income (loss) is a term that describes the Company's operating results calculated in accordance with rules and regulations promulgated pursuant to the Internal Revenue Code. The Company's REIT taxable income (loss) is computed differently from net income or loss as computed in accordance with generally accepted accounting principles (GAAP) as reported in the Company's consolidated financial statements. Depending on the number and size of the various items or transactions being accounted for differently, the differences between REIT taxable income or loss and GAAP net income or loss can be substantial and each item can affect several reporting periods. Generally, these items are timing or temporary differences between years; for example, an item that may be a deduction for GAAP net income/loss in the current year may not be a deduction for REIT taxable income/loss until a later year.

In order to maintain its qualification as a REIT, the Company is generally required (among other things) to annually distribute dividends to its stockholders in an amount at least equal to 90% of the Company's REIT taxable income. Additionally, as a REIT, the Company may be subject to a federal excise tax if it distributes less than 85% of its REIT taxable income by the end of the calendar year. Accordingly, the Company's dividends are generally based on REIT taxable income, as determined for federal income tax purposes, as opposed to its net income computed in accordance with GAAP.  Dividends are paid if, when, and as declared by the Company's Board of Directors.

As described above, a REIT may be subject to a federal excise tax if it distributes less than 85% of its REIT taxable income by the end of a calendar year.  In calculating the amount of excise tax payable in a given year, if any, Bimini Capital reduces REIT taxable income by distributions made to stockholders in the form of dividends and/or net operating losses (“NOL’s”) carried-over from prior years, to the extent any are available.  Since income subject to excise tax is REIT taxable income after deducting qualifying dividends and the application of NOL’s (in that order), a REIT may avoid excise taxes solely by application of available NOL’s without paying qualifying dividends to stockholders.  Because Bimini Capital had $13.8 million NOL’s as of December 31, 2012, in the future it could avoid excise taxes by applying such NOL’s against REIT taxable income without making any distributions to stockholders.  Further, the REIT could avoid the obligation to pay excise taxes through a combination of qualifying dividends and the application of NOL’s.  In any case, future distributions to stockholders may be less than REIT taxable income until the existing NOL’s are consumed.

Book Value Per Share

The Company's Book Value Per Share at June 30, 2013 was $0.12.  Book Value Per Share is regularly used as a valuation metric by various equity analysts that follow the Company and may be deemed a non-GAAP financial measure pursuant to Regulation G. The Company computes Book Value Per Share by dividing total stockholders' equity by the total number of shares outstanding of the Company's Class A Common Stock. At June 30, 2013, the Company's consolidated equity was $34.6 million inclusive of noncontrolling interests of $33.3 million, with 10,633,116 Class A Common shares outstanding.

-MORE-

Management Commentary

Commenting on the second quarter, Robert E. Cauley, Chairman and Chief Executive Officer, said, “We have continuously emphasized the need to position our portfolio defensively.  As you know, we deploy our capital into two portfolios, one comprised of traditional pass-through securities funded in the repo market, and the other comprised of structured securities containing assets that have a different sensitivity to interest rates.  An important purpose of the structured securities is to shield the pass-through portfolio from material price declines when and if interest rates rise.  We have viewed the market as materially exposed to an interest rate shock and maintained that while we did not know when the market would sense the Federal Reserve was about to remove their substantial accommodation, we expected that when they did it would lead to a very swift and violent sell-off in the rates and MBS markets.  We also have maintained that this outcome had to be positioned for in advance, since if the market moved quickly as we expected, managers relying on dynamic hedging strategies may not be able to respond quickly enough.

Risk management and the protection of book value are the focus of our investment strategy.  In an environment such as this, with rates still low and many investors fearful of a back-up in rates, the cost of hedging our book value is quite high.  In our case we rely heavily on interest only securities.  Yields on the types of IO’s we own are quite low and often negative.  In order to protect our book value we need to allocate a substantial portion of our capital to these assets and therefore our ability to generate interest income has been constrained.  However, with the recent move in rates we expect prepayment speeds will be trending down and the MBA conventional refinancing index has already dropped below 2,250 after peaking near 6,000 last fall.  This should enhance the income generated by our IO securities, as well as our pass-through securities.

As you know, Bimini has invested $15 million of our capital into Orchid Island Capital. At June 30, 2013, this investment represents approximately 53% of our long-term capital.  The Orchid portfolio is generally managed in the same manner and with the same focus as the Bimini portfolio.  For the quarter, Orchid generated a net loss of approximately $1.55 million, of which approximately $1.09 million is attributable to non-controlling interests. Bimini also earned approximately $185 thousand of management fees from Orchid.  However, under GAAP these fees are eliminated in consolidation. Orchid Island experienced a 5.74% decline in book value for the quarter, or $0.86 cents per share, off-set by $0.405 of dividend income for a total return of approximately 3.0% for the quarter (not annualized).

With respect to the portfolio of Bimini, during the sell-off in May and June our portfolio did not behave as well as we had anticipated.  Our portfolio is quite small and our performance was impacted by an outsized mark to market loss on our largest pass-through position.  Our structured securities, owing to their high prepayment rates, generated negative interest income, as they have since last fall, and the mark to market gains were not enough to offset the negative interest income, let alone the negative mark to market on the pass-through portfolio. As a result, our portfolio experienced a negative return of over 18 percent. These returns are not consistent with how the portfolio has performed previously and we are repositioning the portfolio to better guard against rising rates. That being said, we have not lost any conviction in our belief that our strategy is sound.  One has to understand that while interest only securities are indeed natural hedges for pass-through securities, they will not necessarily move in lock-step with pass-through securities when rates move as they did recently.  Much of the pass-through market is comprised of investors who use considerable leverage in their portfolios.  When the market moves dramatically they are forced sellers, and pass-through prices can have large, outsized moves.  Structured securities are also owned in levered form, but to a much smaller extent.    Further, most of our IO positions are collateralized by well in the money, fast paying loans.  While rates backed up in late June, prepayment speeds on these securities should slow down and their prices are likely to rise if they do, but the price response of these assets to the movement in rates was muted because the slowdown in speeds will probably not show up until September.  This means there will likely be at least two more fast prepayment prints to contend with.   The inability of our IO securities to react to the rate movement as quickly as our levered pass-through portfolio did not and will not sway us.  When rates increase mortgage cash flows extend and PT prices decline.  IO cash flows extend as well and their prices react accordingly, whether they do so in lock step with pass-through securities is not imperative”.

Mr. Cauley continued, “Looking forward, we now face an environment where income per dollar invested or unit of duration has risen.  Premium amortization on our pass-through portfolio will slow and our IO’s will generate more income than was previously the case to the extent prepayment speeds slow.  We can take advantage of the increased income generating capacity of the portfolio to reduce leverage and enhance our hedges.  The economic data last week was generally strong and interest rates, notably the yield on the 10 year UST, approached the intra-day highs we witnessed on July 8th near 2.75%.  The market appears quite skittish to us and very sensitive to strong economic data.  We still view ourselves as at the low end of the historical range in rates and the economy is performing below trend - but improving.  For years now the economy has been on the mend but in an uneven fashion.  Growth has come in fits and starts. We view the weakness in Q2 as just another example of the uneven recovery.  If the Federal Reserve does indeed begin to taper their asset purchases in September interest rates may move higher still.  If they do, we believe fixed rate mortgages have considerable room to extend further.  Accordingly, we will continue to position defensively.”

With respect to the balance of our results, the retained interests of our former mortgage company were marked down by approximately $230,000 for the quarter and the loan loss reserve in the amount of approximately $4.7 million was reversed by approximately $3.0 million based upon the expiration of applicable statutes of limitations.  The net result was the Company recorded approximately $2.8 million of other income. ”

-MORE-

Summarized Financial Statements

The following is a summarized presentation of the unaudited consolidated balance sheets as of June 30, 2013, and December 31, 2012, and the unaudited consolidated statements of operations for the calendar quarters and year-to-date periods ended June 30, 2013 and 2012.  Amounts presented are subject to change.

BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED BALANCE SHEETS

	June 30, 2013	December 31, 2012
ASSETS
Mortgage-backed securities	$380,559,808	$168,155,007
Cash equivalents and restricted cash	17,960,044	7,433,061
Accrued interest receivable	1,586,531	718,895
Retained interests	3,462,594	3,336,009
Other assets	7,569,010	7,709,979
Total Assets	$411,137,987	$187,352,951

LIABILITIES AND EQUITY
Repurchase agreements	$346,197,338	$150,294,174
Junior subordinated notes	26,804,440	26,804,440
Other liabilities	3,553,864	6,737,565
Total Liabilities	376,555,642	183,836,179
Stockholders' equity	1,265,945	3,516,772
Noncontrolling interests	33,316,400	-
Total Equity	34,582,345	3,516,772
Total Liabilities and Equity	$411,137,987	$187,352,951
Class A Common Shares outstanding	10,633,116	10,616,912
Book value per share	$0.12	$0.33

-MORE-

BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Six Months Ended June 30,		Three Months June 30,
	2013	2012	2013	2012
Interest income	$4,005,840	$2,323,237	$2,479,678	$1,084,653
Interest expense	(607,559)	(181,639)	(360,853)	(108,256)
Net interest income, before interest on junior subordinated notes	3,398,281	2,141,598	2,118,825	976,397
Interest expense on junior subordinated notes	(495,565)	(526,184)	(248,367)	(261,094)
Net interest income	2,902,716	1,615,414	1,870,458	715,303
Losses	(5,162,969)	(1,974,984)	(4,275,281)	(1,516,367)
Net portfolio deficiency	(2,260,253)	(359,570)	(2,404,823)	(801,064)
Other income	4,783,723	3,444,628	2,801,376	1,750,962
Expenses	5,624,242	2,437,290	1,287,560	1,141,126
Net (loss) income	(3,100,772)	647,768	(891,007)	(191,228)
Net loss attributed to noncontrolling interests	(530,963)	-	(1,091,947)	-
Net (loss) income attributed to Bimini Capital stockholders	$(2,569,809)	$647,768	$200,940	$(191,228)

Basic and Diluted Net (loss) income Per Share of:
CLASS A COMMON STOCK	$(0.24)	$0.06	$0.02	$(0.02)
CLASS B COMMON STOCK	$(0.24)	$0.06	$0.02	$(0.02)

-MORE-

Summarized Parent-Only Financial Statements

The following is a summarized presentation of the unaudited parent-only balance sheets as of June 30, 2013, and December 31, 2012, and the unaudited quarterly results of operations for the calendar quarters and year-to-date periods ended June 30, 2013 and June 30, 2012.  In the parent-only financial statements, the investment in subsidiaries is stated at cost plus equity in undistributed earnings of subsidiaries since the original date of the Parent’s investments.  The Parent’s share of net income of its unconsolidated subsidiaries is included in the income using the equity method.  Parent-only financial statements are not considered a valid substitute for consolidated financial statements under U.S. GAAP and therefore should be read in conjunction with the Company’s Consolidated Financial Statements.  Amounts presented are subject to change.

BIMINI CAPITAL MANAGEMENT, INC.
BALANCE SHEETS
(PARENT-ONLY)

	June 30, 2013	December 31, 2012
ASSETS
Mortgage-backed securities	$41,411,895	$52,775,433
Cash equivalents and restricted cash	2,704,995	4,399,499
Accrued interest receivable	201,832	278,018
Investment in subsidiaries and due from subsidiaries	16,631,941	14,587,227
Other assets	4,881,573	5,034,583
Total Assets	$65,832,236	$77,074,760

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$37,462,000	$46,353,000
Junior subordinated notes	26,804,440	26,804,440
Other liabilities	299,851	400,548
Total Liabilities	64,566,291	73,557,988
Stockholders' Equity	1,265,945	3,516,772
Total Liabilities and Stockholders' Equity	$65,832,236	$77,074,760

-MORE-

BIMINI CAPITAL MANAGEMENT, INC.
STATEMENTS OF OPERATIONS
(Parent-Only)

	Six Months Ended June 30,		Three Months Ended June 30,
	2013	2012	2013	2012
Interest income	$163,883	$795,393	$50,979	$315,565
Interest expense	(84,252)	(57,206)	(38,967)	(34,489)
Net interest income, before interest on junior subordinated notes	79,631	738,187	12,012	281,076
Interest expense on junior subordinated notes	(495,565)	(526,184)	(248,367)	(261,094)
Net interest (expense) income	(415,934)	212,003	(236,355)	19,982
Portfolio losses	(1,548,320)	(1,151,522)	(1,073,793)	(617,579)
Net portfolio deficiency	(1,964,254)	(939,519)	(1,310,148)	(597,597)
Equity in earnings of subsidiaries	1,148,495	3,131,258	2,442,680	1,172,627
Other income	35,300	120,400	-	61,400
Expenses	(1,789,350)	(1,664,371)	(931,592)	(827,658)
Net (loss) income	$(2,569,809)	$647,768	$200,940	$(191,228)

	Consolidated		Parent-Only
	Three Months Ended		Three Months Ended
Key Balance Sheet Metrics	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Average MBS	$392,428,608	$116,753,455	$42,724,512	$43,195,049
Average repurchase agreements	350,714,104	96,777,534	38,123,500	34,370,762
Average stockholders' equity	35,495,839	6,195,284	1,155,565	6,195,284

Key Performance Metrics
Average yield on MBS	2.53%	3.71%	0.47%	2.92%
Average cost of funds	0.41%	0.45%	0.41%	0.40%
Average economic cost of funds	0.50%	0.42%	1.20%	0.22%
Average interest rate spread	2.12%	3.26%	0.07%	2.52%
Average economic interest rate spread	2.03%	3.29%	(0.73)%	2.70%

-MORE-

About Bimini Capital Management, Inc.

Bimini Capital Management, Inc. is a REIT that invests primarily in, but is not limited to, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae). Its objective is to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows.

Forward Looking Statements

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Bimini Capital Management, Inc.'s filings with the Securities and Exchange Commission, including Bimini Capital Management, Inc.'s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Bimini Capital Management, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Wednesday, August 7, 2013, at 10:00 AM ET. The conference call may be accessed by dialing toll free (877) 312-5414.  International callers dial (408) 940-3877.  The conference passcode is 26633708.  A live audio webcast of the conference call can be accessed via the investor relations section of the Company’s website at www.biminicapital.com , and an audio archive of the webcast will be available for approximately one year.

CONTACT:
Bimini Capital Management, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.biminicapital.com